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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of iPCS, Inc. on Form S-1 of our report dated February 4, 2000, except for Note 10, as to which the date is March 8, 2000, relating to the financial statements of Illinois PCS, LLC appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Davenport, Iowa
March 8, 2000